UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2011

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Ampio Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders on December 3, 2011. The number of shares of common stock entitled to vote at the annual meeting was 28,784,592. The number of shares of common stock present, in person or represented by proxy, and entitled to vote at the annual meeting was 16,465,654. All matters submitted to a vote of our stockholders at the annual meeting were approved and all director nominees were elected.

The certified results of each of the matters voted upon at the annual meeting, which are more fully described in our definitive proxy statement, are as follows:

(1) Election of six (6) directors for terms expiring at the 2012 annual meeting of stockholders.

DIRECTORS	FOR	WITHHELD
Michael Macaluso	15,476,287	12,054
Donald B. Wingerter, Jr.	15,476,287	12,054
David Bar-Or, M.D.	15,476,287	12,054
Philip H. Coelho	15,347,250	141,091
Richard B. Giles	15,312,213	176,128
David R. Stevens, Ph.D.	15,389,918	98,423

There were 977,313 broker non-votes regarding this proposal.

(2) Ratification of the selection of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
16,184,410	126,833	154,411

There were no broker non-votes regarding this proposal.

(3) Proposal to amend the Company’s 2010 Stock Option and Incentive Plan (the “2010 Plan”) to increase the number of shares of Common Stock reserved for issuance under the 2010 Plan to 5,700,000 shares.

FOR	AGAINST	ABSTAIN
12,522,930	2,697,642	267,769

There were 977,313 broker non-votes regarding this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor
Chief Financial Officer

Dated: December 7, 2011